                                                                   Exhibit 10.12

                             EMPLOYMENT AGREEMENT

             THIS AGREEMENT made as of the 1/st/ day of May, 2000.

BETWEEN :

                                   Cable Tec
                     ------------------------------------
             a corporation incorporated under the laws of Ontario
                (hereinafter referred to as the "Corporation ")

                              OF THE FIRST PART,

                                     -and-

                              Bernard Tanunagara
                    of the Town of Whitchurch-Stoufville in
                       the Regional Municipality of York
                 (hereinafter referred to as the "Employee"),

                              OF THE SECOND PART.

     WHEREAS the Corporation wishes to retain the services of the Employee to provide the services hereinafter described during the term hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:


1.   TERM

     The Corporation shall employ the Employee for a period of five years, from May 1, 2000 to and including May 1, 2005, unless such employment shall be terminated earlier as hereinafter provided. Upon the expiry of the term of this agreement on May 1, 2005, the term of this agreement may be extended on the same terms and conditions as contained herein upon mutual agreement between the Corporation and the Employee. For the purposes of clarity, the base pay for any renewal period shall be the Employee's base pay for the year immediately preceding the renewal period, and the provisions for increase of the Employee's pay as provided in paragraph 4 shall apply to the renewal period, unless otherwise agreed in writing.

2.   DUTIES

     The Employee shall serve the Corporation and any associates or affiliates of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any associates or affiliates of the Corporation (as those terms are defined in the Canada Business Corporations

Act) as may be determined from time to time by the board of directors of the Corporation consistent with the office of the Employee.

     Without limitation of the foregoing, the Employee shall occupy the office of Operations Manager of the Corporation. The Employee shall:

     (a) devote his full time (which shall not be less than 40 hours per week) and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

     (b) perform those duties that may reasonably be assigned to the Employee diligently and faithfully to the best of the Employee's abilities and in the best interests of the Corporation; and

     (c) use his best efforts to promote the interests and goodwill of the Corporation.

     The nature of the Employee's duties hereunder may also require reasonable amounts of domestic and international travel. The Employee agrees that he will not be required to travel where a particular request to travel is unreasonable given the nature of the Employee's duties hereunder. It is understood, however, that the Executive will not be required to relocate without his consent.

3.   REPORTING PROCEDURES

     The Employee shall report to the Board of Directors. The Employee shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this agreement.

4.   REMUNERATION

     The annual base salary payable to the Employee for his services hereunder for the first year of the term of this agreement shall be $100,000, exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Employee for his services hereunder for each successive year of the term of this agreement, exclusive of bonuses, benefits and other compensation, shall increase based on the performance of the Employee and the Corporation in the preceding fiscal year of the Corporation. The amount of any such increase shall be determined by the Board of Directors of the Corporation in their sole and absolute discretion. The annual base salary payable to the Employee pursuant to the provisions of this section 4 shall be payable in equal semi-monthly installments in arrears on the 1st and 15th day of each month or in such other manner as may be mutually agreed upon.

     During the term of this agreement, the Employee shall be entitled to participate in the benefits program offered by the Corporation to members of its senior management.

5.   PERFORMANCE BONUS

     In addition to the Employee's annual base salary, the Employee shall be entitled to annually to a bonus calculated as follows:

(a) The Employee shall be paid a bonus by the Corporation on the following basis for revenue generated from currently existing customers of the Corporation and new customers that are secured for the Corporation through the efforts of the Employee (collectively, the "Bonus Customers") :

     (i) an amount equal to 7% of the first $1.5 million of annual gross revenues generated by the Corporation from the Bonus Customers;

     (ii) an amount equal to 6% of the annual gross revenues greater than $1.5 million and less than $3 million generated by the Corporation from the Bonus Customers; and

     (iii) an amount equal to 5% of the annual gross revenues in excess of $3 million generated by the Corporation from the Bonus Customers.

     The Bonus Customers shall not include customers of the Corporation that are not customers of the Corporation as of the date hereof and become customers of the Corporation during the term of this agreement through the efforts of someone other than the Employee.

     The Corporation shall only be obligated to pay a bonus to the Employee pursuant to this section 5(a) for revenues that are actually billed and collected by the Corporation. Revenues shall be deemed to have been generated for the purposes of this section 5(a) when the customer is billed.

     The Corporation shall have the right in its sole and absolute discretion to accept or reject proposed business from any new customer.

     The amounts payable to the Employee pursuant to this section 5(a) shall be paid by the Corporation within 60 days of the end of each fiscal quarter year of the Corporation. The amount payable for any particular quarter will be reduced by an amount equal to the bonus paid for a previous quarter on account of a billing that was subsequently written off as a bad debt of the Corporation.

6.   NO FURTHER SALARY OR BONUS ADJUSTMENTS

     Other than as herein provided, there shall be no cost-of-living increase or merit increase in the annual base salary or the Employee bonus unless agreed to in writing by the Board of Directors of the Corporation.

7.   VACATION

     The Employee shall be entitled to six weeks' paid vacation per fiscal year of the Corporation at a time approved in advance by the Board of Directors of the Corporation, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Employee's responsibilities.

8.   AUTOMOBILE

     The Employee shall be supplied with a leased car selected by the Corporation (which car shall be comparable to the car provided to the Employee by the Corporation as of the date hereof) to be used by him for the Corporation's business. The Corporation shall pay or reimburse the Employee for all reasonable operating costs of this vehicle, including leasing costs, insurance, maintenance, gas and oil, properly incurred or to be incurred in connection with the Employee carrying our his duties hereunder. The Employee shall supply the Corporation with the originals of all invoices or statements in respect of which the Employee seeks reimbursement.

9.   EXPENSES

     The Employee shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Employee from time to time in connection with carrying out his duties hereunder. For all such expenses the Employee shall furnish to the Corporation originals of all invoices or statements in respect of which the Employee seeks reimbursement.

10.  TERMINATION

(a)  For Cause

     The Corporation may terminate the employment of the Employee without notice or any payment in lieu of notice for cause which, without limiting the generality of the foregoing, shall include:

     (i) if there is a repeated and demonstrated failure on the part of the Employee to perform the material duties of the Employee's position in a competent manner and where the Employee fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Corporation;

     (ii) if the Employee is convicted of a criminal offence involving fraud or dishonesty;

     (iii) if the Employee or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation; or

     (iv) if the Employee disobeys reasonable instructions given in the course of employment by the Board of Directors of the Corporation that are not inconsistent with the Employee's management position and not remedied by the Employee within a reasonable period of time after receiving written notice of such disobedience.

(b)  For Disability/Death

     This agreement may be immediately terminated by the Corporation by notice to the Employee if the Employee becomes subject to a disability. As used herein, "disability" shall mean that the Employee shall fail or be unable to perform his duties hereunder as the result of any physical or mental disability, with reasonable accommodation as required by law, for a period of 60 days whether or not consecutive in any 180 day period.

     This agreement shall terminate without notice upon the death of the Employee.

11.  SEVERANCE PAYMENTS

     Upon termination of the Employee's employment: (i) for cause; (ii) by the voluntary termination of employment of the Employee (resignation); (iii) as a result of disability; (iv) as a result of death; or (v) by the non-renewal of this Agreement, the Employee shall not be entitled to any severance payments other than compensation earned by the Employee before the date of termination calculated pro rata up to and including the date of termination and reimbursement for business expenses as provided in paragraph 9 that were incurred prior to the termination of the Employee's employment. The Corporation shall not be obligated to pay any other amounts under this agreement after the date of such termination, including any liabilities pursuant to the Employment Standards Act (Ontario ).

12.  CONFIDENTIALITY

     The Employee acknowledges and agrees that:

     (a) in the course of performing his duties and responsibilities as an employee of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Employee or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

     (b) in the course of performing his duties and responsibilities for the Corporation, the Employee has been and will continue in the future to be a representative of the Corporation to its customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct re)ationship with the customers, clients and suppliers of the Corporation; and

     (c) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Employee and the customers, clients and suppliers of the Corporation by virtue of the Employee's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

     In acknowledgement of the matters described above and in consideration of the payments to be received by the Employee pursuant to this agreement, the Employee hereby agrees that he will not, during the period commencing on the date hereof and ending ten years following the termination of the term of this agreement, directly or indirectly disclose to any person or in any way make use of (other that for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Employee.

13.  NON-SOLICITATION

     The Employee hereby agrees that he will not, during the period commencing on the date hereof and ending two years following the termination of the term of this agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) to transfer business from the Corporation or any of its associates or affiliates to any other person, or seek in any way to persuade or entice any employee of the Corporation or any of its associates or affiliates to leave that employment or to be a party to or abet any such action.

14.  NON-COMPETITION

     The Employee covenants and agrees that he will not, either during the term of this agreement and his employment, or at any time within a period of one year following the date of termination of his employment for any reason whatsoever, without the prior written consent of the Board of Directors of the Corporation, whether individually or in partnership or jointly or in conjunction with any person or persons, firms, partnership, corporation, or other legal entity, whether as principal, agent, shareholder or in any other capacity whatsoever, carry on, be engaged in, employed by, or have any interest in any business similar to the business now or at any time during the employment of the Employee hereunder was carried on by the Corporation or any of its associates or affiliates (a "Competitive Business"). This will not prohibit, however, the Employee from acquiring or holding not more than 5% of any class of equity securities of any publicly traded corporation engaged in a Competitive Business.

15.  DISCLOSURE

     During the employment period the Employee shall promptly disclose to the Board of Directors full information concerning any interest, direct or indirect, of the Employee ( as owner , shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Employee to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation of to any of its suppliers or customers.

16.  RETURN OF MATERIALS

     All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) that may come into the possession or control of the Employee shall at all times remain the property of the Corporation or such associates or affiliates, as the case may be. On termination of the Employee's employment for any reason, the Employee agrees to immediately deliver to the Corporation all such property of the

Corporation in the possession of the Employee or directly or indirectly under the control of the Employee. The Employee agrees not to make for his personal or business use or that of any other party , reproductions or copies of any such property or other property of the Corporation.

17.  GOVERNING LAW

     This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

18.  SEVERABILITY

     If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

19.  LIFE INSURANCE

     It is agreed that the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) shall have the right to obtain life insurance on the Employee's life, at the Corporation's sole expense and with the Corporation or such associate or affiliate as the sole beneficiary thereof. The Employee shall: (a) cooperate fully in obtaining such life insurance; (b ) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.

20.  ENFORCEABILITY

     The Employee hereby confirms and agrees that the covenants and restrictions pertaining to the Employee contained in this agreement, including, without limitation, those contained in sections 12, 13, 14, 15 and 16 hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Employee of his obligations under any such covenant or restriction. Accordingly, the Employee hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Employee from any such breach.

21.  MODIFICATION

     This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

22.  NO ASSIGNMENT

     The Employee may not assign, pledge or encumber the Employee's interest in this agreement nor assign any of the rights or duties of the Employee under this agreement without the prior written consent of the Corporation.

23.  SUCCESSORS

     This agreement shall be binding on and enure to be benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Employee.

24.  NOTICES

     Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three (3) business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three (3) business days after the resumption of postal service. Notices shall be addressed as follows:

     a)   If to the Corporation:

          1348485 Ontario Inc.
          30 West Beaver Creek Road
          Richmond Hill, Ontario
          L4B 3K1

          Tel: 905-881-6474

          Fax: 905-881-1152

     b)   If to the Employee:

          Bernard Tanunagara
          c/o 33 Casebridge Court
          Unit 3
          Toronto, Ontario
          M1B 3j5

          Tel:
          Fax:


26.  COUNTERPARTS

     This Agreement may be executed simultaneously in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same original.

27.  ENTIRE AGREEMENT

     This Agreement represents the entire agreement between the Company and the Employee with respect to the subject matter hereof and all prior agreements relating to the Employee's employment or compensation, written or oral, are nullified and superseded hereby.


28.  LEGAL ADVICE

     The Employee hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity, at the Corporation's expense to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this agreement.


IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.

SIGNED, SEALED & DELIVERED    )         Cable Tec
in the presence of:           )         -----------------------------
                              )
                              )         /s/ Angelo Boujos
                              )         -----------------------------
                              )         Name:  Angelo Boujos
                              )         Title:
                              )
                              )
                              )         /s/ Bernard Tananugara
                              )         -----------------------------
/s/ Michael Carli             )         Bernard Tananugara
--------------------------    )
Witness                       )